Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER APPLICABLE STATE SECURITIES LAWS AS TO THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO YI XIN INTERNATIONAL COPPER, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

No. __Issue Date: _____, 20__

YI XIN INTERNATIONAL COPPER, INC.

COMMON STOCK PURCHASE WARRANT

FOR VALUE RECEIVED, ____________________ (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Yi Xin International Copper, Inc., a Delaware corporation (“Company”), at an exercise price per share equal to $0.78 (the exercise price in effect being herein called the “Exercise Price”), up to ________ shares [to be that number of shares equal to: (50% of the initial principal amount of the Holder’s Note divided by the Conversion Price)] (“Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

This Warrant is being issued pursuant to a Subscription Agreement that is one of a series of Subscription Agreements among the Company and the initial holders of the Company Warrants (as defined below) which Subscription Agreements (collectively, the “Subscription Agreements”) were entered into in connection with a Private Offering Memorandum (“Offering Memorandum”) prepared by the Company and dated October __, 2009. Capitalized terms used herein and not otherwise defined have the respective meanings ascribed thereto in the Subscription Agreement.

Section 1.            Term. The term of this Warrant shall commence on the issue date indicated above and shall expire on the fifth anniversary thereof (the “Expiration Date”) (such period being the “Term”), unless terminated earlier under Section 5 below.

Section 2.            Registration and Transfers. The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Holder. Subject to the restrictions set forth in Section 11, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed (by the Holder executing an assignment in the form attached hereto) together with the transferee’s portion of the assignment duly completed and executed by the transferee and accompanied by such other documents as may be reasonably required by the Company, including, if required by the Company, evidence reasonably satisfactory to the Company that the transferee is an “accredited investor” as defined under the Securities Act of 1933, as amended (the “Securities Act”) an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.  This Warrant is exchangeable at the principal office of the Company for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated as of the date hereof and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

Section 3.            Exercise of Warrant.

(a)         Method of Exercise. Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds of the aggregate Exercise Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder).

(b)        Accredited Investor Status.  In no event may this Warrant be exercised unless, at the time of such exercise, the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.  This Warrant may be transferred only to “accredited investors.”

(c)         Issuance of Certificates. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, as specified in the Exercise Agreement.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.  Each exercise hereof shall constitute the re-affirmation by the Holder that the representations and warranties contained in the Subscription Agreement are true and correct in all material respects with respect to the Holder as of the time of such exercise.

Section 4.            Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth herein, at no time may the Holder exercise all or a portion of this Warrant if the number of Warrant Shares to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock beneficially owed by the Holder at such time (including pursuant to any other convertible securities of the Company), would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules thereunder) more than 9.9% of all of the Common Stock outstanding at such time. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant may be waived by written agreement between the Holder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

Section 5.            Payment of Taxes. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.            Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.            Reservation of Warrant Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Company Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Company Warrants in accordance with their respective terms. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.            Adjustments. Subject and pursuant to the provisions of this Section, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)         Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, a “Fundamental Change”), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided herein.

If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Warrant, as to the unexercised portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(b)         Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section to a bank or trust company (a “Trustee”) having its principal office in New York, New York, as trustee for the Holder.

(c)         Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Section, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of this Warrant after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8(d). In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder be delivered to the Trustee as contemplated by Section 8(b).

(d)         Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 8(d). The number of Warrant Shares that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

(e)         Subsequent Offerings. If the Company shall, at any time prior to the second anniversary of the Issue Date, issue any shares of its Common Stock at a price per share less than the Exercise Price (the “Subsequent Offering Price”), the Exercise Price shall be lowered to a price equal to the Subsequent Offering Price. Notwithstanding the foregoing, no adjustment in the Exercise Price shall be made for shares of Common Stock issued, or warrants or options to purchase shares Common Stock granted in connection with any of the following: (a) any stock option plan or other benefit plan for directors, officers, employees, advisors or consultants of the Company, (b) payment of interest on any outstanding notes, (c) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (d) full or partial consideration in connection with strategic licensing agreements or other partnering arrangements, or (e) the issuance of any securities pursuant to the exercise or conversion of any securities outstanding on the date hereof (exclusive of any subsequent amendments thereto).

(f)          Effectiveness of Adjustment. An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(g)         Notice of Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjustments resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 9.            Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

Section 10.          No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 11.          Compliance with Securities Laws.

(a)         The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(b)         All certificates representing the Warrant Shares shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES ISSUED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS.  THE SECURITIES ISSUED HEREBY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER APPLICABLE STATE SECURITIES LAWS AS TO THE SECURITIES ISSUED HEREBY OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO YI XIN INTERNATIONAL COPPER, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 12.          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (x) if to the Company, to: Yi Xin International Copper, Inc., No. 1 Guiba Road, Guixi District, Yingtan City, 335419 Jiangxi Province, the People's Republic of China, Attn: Chief Executive Officer, telecopier number (86) (701) 333-8888, with a copy by telecopier only to: Blank Rome, LLP, 405 Lexington Ave., 24th Floor, New York, NY 10174, Attn.: Jeffrey A. Rinde, Esq., telecopier number: (917) 332-3009, and (y) if to the Holder, to the one or more addresses and facsimile numbers provided in the Subscription Agreement, or any other address or facsimile number provided by the Holder in a manner consistent with this Section 12 after the date hereof.

Section 13.          Assignability. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

Section 14.          Governing Law; Consent to Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.  Any action brought by either party against the other concerning this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

Section 15.          Amendment; Waiver. The term “Warrant” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.  The Company may from time to time supplement or amend this Warrant without the approval of any holder of Warrant in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Subscription Agreements (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing over 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived in any manner adverse to the Holder, without the written consent of the Holder.  In addition to the foregoing, this Warrant may be amended in any respect upon the written consent of the Company and the Holder.

Section 16.          Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

Section 17.          Who Deemed Absolute Owner.  The Company may deem the person or entity in whose name this Warrant shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Warrant for all purpose and the Company shall not be affected by any notice to the contrary.

Section 18.          Registration Rights Agreement.  The Warrant Shares are subject to a Registration Rights Agreement among the Investor, certain other investors, and the Company dated ____________ (the “Registration Rights Agreement”) and the registration rights with respect to the Conversion Shares issuable upon exercise of this Warrant by a Holder may be assigned only in accordance with the terms and provisions of the Registration Rights Agreement

Section 19.           Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 20.          Entire Agreement. This Warrant, the Holder’s Subscription Agreement, and any other transaction documents executed in connection therewith (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant and the Holder’s Subscription Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the date first written above.

YI XIN INTERNATIONAL COPPER, INC.

By:

Name:

Title:

APPENDIX A WARRANT

EXERCISE FORM

To: Yi Xin International, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by: certified mail to the above address, or  electronically (provide DWAC Instructions:________________), or other (specify):______________________________).

If the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

The undersigned represents and warrants to the Company that the undersigned is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended.

Dated: ___________________, ____

Note: The signature must correspond with Signature:______________________________ the name of the Holder as written on the first page of the Warrant in every _____________________ particular, without alteration or enlargement Name (please print) or any change whatever, unless the Warrant ______________________________ has been assigned.

Address

Federal Identification or Social Security No.

Assignee:

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Common Stock Purchase Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of Yi Xin International Copper, Inc. (the “Company”).

The undersigned represents and warrants that the foregoing assignment is made in compliance with all applicable law and the terms of the Common Stock Purchase Warrant.

Dated:	Signature

Address

TRANSFEREE’S REPRESENTATIONS AND WARRANTIES

The undersigned transferee hereby represents and warrants to the Company that the transferee is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended and that the address set forth below is the undersigned’s principal residence (if an individual) or principal place of business (if a corporation or other entity).

Dated:	Signature
Name:

Address